MFA
FINANCIAL, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

March 1, 2010		NEW YORK METRO

CONTACT:	Shira Finkel 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Financial, Inc. Announces
2009 Dividend Tax Information

MFA Financial, Inc. (“MFA”), a real estate investment trust (“REIT”), today announced tax information regarding its dividend distributions for the tax year ended December 31, 2009.

Stockholders should review the 2009 tax statements that they receive from their brokerage firms in order to ensure that the MFA dividend distribution information reported on such statements conforms to the information set forth below.  Stockholders should also consult with their tax advisors to determine their individual tax treatment of the dividend distributions paid by MFA.

As a REIT, MFA’s dividend distributions are generally not eligible for the tax rate reductions enacted for qualified dividend income under the Jobs and Growth Tax Relief Reconciliation Act of 2003.  Thus, the portion of MFA’s dividend distributions that are characterized as ordinary income generally will be subject to full ordinary income tax rates.  For stockholders that are corporations, MFA’s dividend distributions are not eligible for the corporate dividend distributions received deduction on Form 1120. No portion of MFA’s 2009 dividend distributions consisted of “excess inclusion” income subject to the specialized tax reporting rules applicable to such income.

The following table provides detailed tax information relating to the quarterly dividend distributions paid to MFA’s stockholders with respect to the 2009 tax year:

MFA’s Common Stock: (CUSIP 55272X102):

Quarter	Dividend Type	Declaration Date	Record Date	Payable Date	Total Distribution per Share	Ordinary Dividend Income	Return of Capital	Capital Gain Distribution	Carry Forward to 2010
P/Y	Common	12/11/2008	12/31/2008	1/30/2009	$0.0152	$0.0152	$0.0000	$0.0000	$0.0000
1 Q	Common	4/1/2009	4/13/2009	4/30/2009	$0.2200	$0.2200	$0.0000	$0.0000	$0.0000
2 Q	Common	7/1/2009	7/13/2009	7/31/2009	$0.2500	$0.2500	$0.0000	$0.0000	$0.0000
3 Q	Common	10/1/2009	10/13/2009	10/30/2009	$0.2500	$0.2500	$0.0000	$0.0000	$0.0000
4 Q	Common	12/16/2009	12/31/2009	1/29/2010	$0.2700	$0.2700	$0.0000	$0.0000	$0.0000

Pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder applicable to REITs, $0.0152 per share of the dividend declared on December 11, 2008 will be treated as dividend distributions to stockholders in 2009 for federal, state and local income tax purposes.  This amount represents the per share portion of the dividend distributions which exceeded MFA’s distributable earnings and profits for the year ended December 31, 2008.   During the 2009 tax year, MFA declared total dividend distributions of $0.99 per share of common stock

MFA’s Series A Cumulative Redeemable Preferred Stock (CUSIP: 55272X201):

Quarter	Dividend Type	Declaration Date	Record Date	Payable Date	Total Distribution per Share	Ordinary Dividend Income	Return of Capital	Capital Gain Distribution	Carry Forward To 2010
1 Q	Preferred	2/20/2009	3/2/2009	3/31/2009	$0.53125	$0.53125	$0.00000	$0.00000	$0.00000
2 Q	Preferred	5/22/2009	6/1/2009	6/30/2009	$0.53125	$0.53125	$0.00000	$0.00000	$0.00000
3 Q	Preferred	8/21/2009	9/1/2009	9/30/2009	$0.53125	$0.53125	$0.00000	$0.00000	$0.00000
4 Q	Preferred	11/30/2009	12/1/2009	12/31/2009	$0.53125	$0.53125	$0.00000	$0.00000	$0.00000

During the 2009 tax year, MFA declared total dividend distributions of $2.125 per share of Series A Cumulative Redeemable Preferred Stock.

MFA elected, commencing with its taxable year ended December 31, 1998, to be taxed as a REIT under Sections 856 through 860 of the Code and the regulations promulgated thereunder applicable to REITs.  In accordance with the Code, to the extent of distributable earnings and profits, dividends declared by a REIT in the last month of a calendar year with a record date in such calendar year, but which are payable in January of the following year, are considered paid for Form 1099-DIV reporting purposes on the record date, not on the payable date.

At December 31, 2009, we had total assets of approximately $9.627 billion, of which $8.758 billion, or 91.0%, represented our portfolio of mortgage-backed securities (“MBS”).  At such date, our MBS portfolio was comprised of $7.665 billion of Agency MBS and $1.093 billion of non-Agency MBS.  Our remaining investment-related assets were comprised of cash and cash equivalents, restricted cash, MBS Forwards, MBS-related receivables, and an investment in multi-family apartment property.

Stockholders interested in learning how to participate in MFA's Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon Shareowner Services, the Plan administrator, at 1-866-249-2610 (toll free). For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/isd or visit MFA's website at www.mfa-reit.com.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:   MFA Investor Relations
                  800-892-7547
                  www.mfa-reit.com